EXHIBIT 10.1

PAPA JOHN’S INTERNATIONAL, INC.

DEFERRED COMPENSATION PLAN

1.              PURPOSES.

1.1 Purposes.  The purposes of this Deferred Compensation Plan (“Plan”) of Papa John’s International, Inc., a Delaware corporation (“Company”), are to provide a means for a select group of highly compensated employees of the Company to defer a portion of their compensation and to provide flexibility to the Company in attracting and retaining new highly compensated employees.

2.              ELIGIBILITY AND PARTICIPATION.

2.1 Eligibility.  Any employee of the Company who has base salary, bonus, commissions or consulting fees (“Total Compensation”) expected to equal $80,000 or more in any 12-month period (“Eligible Employee”) is eligible to participate in the Plan.

2.2 Participation.  An Eligible Employee may become a participant in the Plan (“Participant”) by filing an Election Form in accordance with the provisions of Section 4.1.  A Participant shall remain a Participant until such time as the Participant has received all payments to which the Participant is entitled under the terms of the Plan or as otherwise provided herein.

3.              ADMINISTRATION.

3.1 The Committee.  The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (“Board”), or by any other committee (“Committee”) appointed by the Board.  For purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Committee is the Plan administrator.  Any claim for benefits under the Plan shall be made in writing to the Committee.  The Committee and the claimant shall follow the claims procedures set forth in Department of Labor Regulation § 2560.503-1.

3.2         Authority of the Committee.  The Committee shall have sole discretion to make all determinations which may be necessary or advisable for the administration of the Plan.  The Committee may delegate its authority as identified hereunder.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding upon all persons, including the Company, Participants and their Beneficiaries (as hereinafter defined).

4.              DEFERRAL ELECTION.

4.1 Making of Election.

(a) Except as otherwise provided herein, each Eligible Employee may elect in writing, in the manner and on the form (“Election Form”) prescribed by the Committee, to defer payment of all or any part of the Total Compensation which would otherwise be paid to such Eligible Employee by the Company for services rendered.  Notwithstanding the foregoing, no deferral election may reduce a Participant’s compensation from the Company to an amount less than the sum of (i) the applicable employment taxes payable by the Participant with respect to the amount deferred, (ii) withholding from compensation required under the Company’s other benefit plans, and (iii) the income taxes which the Company is required to withhold on the Participant’s taxable compensation.  Furthermore, the minimum amount which may be deferred in any Plan Year (as hereinafter defined) is $5,000, except for the first Plan Year, the minimum deferral is $1,250.  All amounts deferred in accordance with the provisions of this Section 4.1 (a), together with the net earnings resulting from the deemed investment of such deferred amounts, shall be fully vested except as otherwise provided in Section 7.4.

(b) An election shall be effective as follows:

(1) With respect to the first Plan Year, if the election is filed on or before September 30, 1998, the election shall be effective (i) with respect to salary, commissions or consulting fees, with the first pay period beginning on or after October 1, 1998, and (ii) with respect to bonuses, for any bonuses earned thereafter.

(2) With respect to all other Plan Years, if the election is filed on or before December 15 of any calendar year, the election shall be effective (i) with respect to salary, with the first pay period beginning on or after January 1 of the following calendar year; provided, however, that in the case of a newly hired Eligible Employee or an employee who newly became an Eligible Employee (“Newly Eligible Employees”), if the election is made within 30 days of the date they became Newly Eligible Employees, the election shall be effective with the first pay period beginning on or after the first day of the following month, and (ii) with respect to bonuses, for any bonus earned for the calendar year beginning on January 1 of the following calendar year; provided, however, that in the case of Newly Eligible Employees, if the election is made within 30 days of the date they became Newly Eligible Employees and prior to October 1, then the election shall be effective with respect to any bonus earned thereafter.

Once an election has been made with respect to salary, commissions, consulting fees and bonus deferrals, it shall remain in effect with respect to all future salary payments, commissions, consulting fees and bonuses which would otherwise be paid to the Participant until changed by the filing of a new election in the manner provided in Section 4.1 (c) or terminated as provided in Section 4.1 (d).  Deferral elections with respect to commissions and bonuses are irrevocable for the Plan Year for which made.

(c) If a Participant desires to change (as opposed to terminate) any deferral election, they may do so by the filing of a new Election Form with the Committee.  Such election shall be effective as of the first day of the following calendar year if filed on or before December 15 of the previous calendar year.

(d) A Participant may terminate their deferral election with respect to salary or consulting fees at any time by giving written notice thereof to the Committee.  Such termination shall be effective with respect to the first pay period beginning after receipt of the termination notice by the Committee.  If a Participant has elected to terminate their deferral election with respect to salary or consulting fees, the Eligible Employee may not again have salary or consulting fees deferred until the following Plan Year.  A Participant may terminate their deferral election with respect to commissions and bonuses by giving written notice thereof to the Committee.  Such election shall be effective as of the first day of the following calendar year if filed before December 15 of the previous calendar year.

4.2 Participant Account.  A Participant Account shall be established for each participant.  Deferred compensation will be credited to the Participant’s Participant Account as of close of the month in which such compensation would otherwise be payable to the Participant.  A Participant Account shall be credited or debited, as applicable, with the net investment return or loss of the deemed investment of the amount in the Participant Account in accordance with the provisions of Section 6.3, and shall be debited for all payments made to the Participant or the Participant’s Beneficiaries.  If a Participant elects pursuant to Section 7.6 to receive the payout of their Participant Account other than in a lump sum, the Participant’s Account shall be debited with the additional cost incurred by the Company as a result of such election as determined by the Company in its sole discretion.  If the Company, in its sole discretion, decides to make Discretionary Contributions (as hereinafter defined) on behalf of any Participant in accordance with the provisions of Section 5.1, the Participant Account shall also be credited with such Discretionary Contributions.

5.              DISCRETIONARY CONTRIBUTIONS.

5.1 Discretionary Contributions.  The Company, in its sole and absolute discretion, may determine to make discretionary contributions (“Discretionary Contributions”) to the Participant Account of one or more Participants.  Except with respect to vesting, Discretionary Contributions shall be treated in the same manner as a Participant’s elective deferrals.  All Discretionary Contributions shall be deemed invested in the same manner as the balance of the Participant’s Participant Account is invested unless the Participant elects otherwise by notice to the Committee given in the manner provided in Section 6.2.

5.2 Vesting.  If the Company determines to make Discretionary Contributions with respect to any Participants in accordance with the provisions of Section 5.1. The Committee shall determine, at the time of the making of such Discretionary Contributions, the manner in which such Discretionary Contributions, together with the net earnings resulting from the deemed investment of such Discretionary Contributions, shall vest.  Vesting may be based upon years of service, obtaining of performance criteria or any other method that the Committee shall determine.

6.              DEEMED INVESTEMENTS.

6.1 Investment Options.  The Company, from time to time, shall determine the investments which the Participants may select to have the amounts in their Participant Accounts deemed invested (“Specified Investments”).  The Company shall have the right to change the Specified Investments in its sole discretion.

6.2 Selection of Investment Options.

(a) Participants, at the time of their initial deferral election, shall specify on the Election Form the Specified Investments in which the amounts in their Participant Accounts will be deemed invested.  Participants may elect to have all of the amount in their Participant Accounts deemed invested in one Specified Investment or in multiple Specified Investments.  All sections of Specified Investments shall be in whole percentages.  The Specified Investments selected may be changed by the Participant from time to time.  If notice of a change in the selected Specified Investment is received by the Committee prior to the 25th of a month, the change shall be effective as of the first day of the following month, and if received after the 25th of the month, shall be effective as of the first day of the second following month.

(b) Notwithstanding, the provisions of Section 6.2 (a), a Participant may enter into additional agreements and other documents with the Company under which the amount in the Participant’s Participant Account are applied to the payment of premiums on a life insurance policy (“Estate Preservation Alternative”).  In the event a Participant elects the Estate Preservation Alternative, the Participant’s form of distribution shall consist of a distribution of the life insurance policy.  Moreover, the Participant’s benefits payable under the Plan shall be governed by the terms of such additional agreements and other documents, including, without limitation, the life insurance policy, and shall not be governed by the payment terms of the Plan, except with respect to specifying the time and form of benefit payments and the applicable elections and defaults with respect to such time and form of benefit payments.

6.3         Earnings on Deemed Investments.  The earnings on a Participant’s deemed investments will be credited to their Participant’s Accounts as earned.  If a Participant changes the Specified Investments in which the amount in their Participant Account is deemed invested, such change will be treated as a sale of the former Specified Investment and the profit or loss resulting therefrom, debited or credited to the Participant Account as of the effective date of the deemed sale.

7.               PAYMENT OF DEFERRED AMOUNTS.

7.1 Limitation on Payment of Deferred Amounts.  No payment may be made from any Participant Account except as provided in this Section 7.

7.2 Payment Upon Termination of Employment.  Payment of the vested amount in a Participant Account shall be made to the Participant or the Participant’s Beneficiary as soon as administratively possible following the end of the calendar quarter in which the Participant ceases to be an employee of the Company.  Except as otherwise provided herein, payment shall be made in the form of a lump sum.

7.3 Scheduled In-Service Distributions.  A participant may elect to receive a lump sum distribution of all, but not less than all, of the vested amount in the Participant’s Participant Account with respect to deferrals from any calendar year by specifying on the Election Form with respect to such calendar year the January 1 on which the Participant wishes to receive such distribution, which date must be at least three years after the date such Election Form is delivered to the Committee (“Scheduled Distribution”).  A Participant may change the date for a Scheduled Distribution to a later date provided notice thereof is given to the Committee at least one year prior to the previously selected Scheduled Distribution date.  If a Participant has made an election pursuant to this Section 7.3 and terminates employment prior to the scheduled Distribution date, the distribution shall be made in accordance with the provisions of Section 7.2.

7.4 Non-Scheduled In-Service Distributions.  A Participant may elect at any time, by giving written notice to the Committee, to receive a lump sum distribution of up to 90% of the vested amount in the Participant’s Participant Account (“Non-Scheduled Distribution”).  Such Non-Scheduled Distribution will be paid within 30 days of the receipt of the notice by the Committee.  If a Participant makes such an election, (i) the Participants shall forfeit an amount equal to 11.111% of the Non-Scheduled Distribution, and (ii) the Participant will not be eligible to have any further amounts deferred for the Plan Year in which the Non-Scheduled Distribution is requested or the following Plan Year.

7.5 Hardship Withdrawals.  A Participant may request that a distribution be made of some or all of the amount in the Participant’s Participant Account for any of the following reasons:

(a)                                  An illness or accident affecting the Participant or the Participant’s dependent(s).

(b)                                 A casualty occurs with respect to the Participant’s property.

(c)                                  Other losses incurred by the Participant resulting from circumstances beyond the control of the Participant.

The Committee shall decide, in its sole and absolute discretion, whether a distribution shall be made pursuant to the provisions of this Section 7.5.

7.6 Installment Payments.  If (i) at the time a Participant terminates employment with the Company (A) the balance in the Participant’s Participant Account equals or exceeds $50,000, and (B) the Participant has been an employee of the Company for at least five years, or (ii) the Participant’s employment with the Company terminates because the Participant was disabled (within the meaning of the Company’s disability plan) and (iii) at least one year prior to termination of employment the Participant filed an election with the Company requesting that the amount in such Participant’s Participant Account be paid in installments, or (iv) prior to December 15, the Participant filed an election with the Committee requesting that the Participant’s deferrals for the following Plan Year be paid in installments, then the amount in such Participant’s Participant Account, or that portion with respect to which an installment election is in effect, as applicable, shall be paid in 20, 40 or 60 quarterly installments as shall have been elected by the Participant.  If a Participant dies prior to receiving all of the installments to which the Participant is entitled, the remaining installments shall be paid to the Participant’s Beneficiary.  If a Participant has elected to receive installment payments, the Participant may terminate such election and receive lump sum payment by giving notice thereof to the Committee.  Such termination of the installment election shall be effective if received by the Committee at least one year prior to the date of the Participant’s termination of employment.

8.              DESIGNATION OF BENEFICIARY.

8.1 Designation of Beneficiary.  A Participant shall be entitled to designate a beneficiary or beneficiaries to receive the payments of the amount in the Participant’s Participant Account in the case of the Participant’s death (“Beneficiary”).  Such designation may include a designation of a contingent Beneficiary or Beneficiaries.  The Participant may from time to time, change such designation of Beneficiary or Beneficiaries as the Participant shall desire.  Notice of the designation shall be given in writing by the Participant to the Committee and the trustee of the Rabbi Trust (as hereinafter defined).  If no beneficiary is designated, the Beneficiary shall be deemed to the Participant’s estate.

9.              RABBI TRUST.

9.1 Rabbi Trust.  All amounts deferred by a Participant shall be contributed by the Company at least monthly to a trust (“Rabbi Trust”) of which the Company will be considered the owner for Federal income tax purposes.  The Rabbi Trust will be established to provide a source of funds to enable the Company to make payments to the Participants and their Beneficiaries pursuant to the terms of the Plan.  Payments to which Participant’s are entitled under the terms of the Plan shall be paid out of the Rabbi Trust to the extent of the assets therein.

10.       PLAN YEAR.

10.1 Plan Year.  The fiscal year of the Plan (“Plan Year”) shall be the calendar year, except that the first Plan Year shall commence October 1, 1998.

11.       WITHHOLDING.

11.1 Withholding.  The Company shall be entitled to withhold from all amounts otherwise payable to a Participant or Beneficiary hereunder such amount as the Company is required by law to withhold with respect to such payments.

12.       MISCELLANEOUS.

12.1 Assignability.  No right to receive payments hereunder shall be transferable or assignable by a Participant except by will or by the laws of descent and distribution.

12.2 Amendment or Termination.  The Plan may be amended, modified or terminated by the Board at any time or from time to time.  No amendment, modification or termination shall, without the consent of a Participant, adversely affect such Participant’s existing rights under the Plan.

12.3 Continued Employment.  Nothing in the Plan, nor any action taken under the Plan, shall be construed as giving any Participant a right to continue as an employee of the Company.

12.4 Participant’s Rights Unsecured.  The right of any Participant to receive payment of deferred amounts under the provisions of the Plan shall be an unsecured claim against the general assets of the Company.  The maintenance of individual Participant Accounts is for bookkeeping purposes only.  The Company is not obligated to acquire or set aside any particular assets for the discharge of its obligations, nor shall any Participant have any property rights in any particular assets held by the Company, whether or not held for the purpose of funding the Company’s obligations hereunder.

12.5 Governing Law.  To the extent not preempted by ERISA, the Plan shall be governed by, an construed in accordance with the laws of the State of Delaware without regard to its conflict of law rules.

12.6 ERISA.  It is intended that the Plan be an unfounded plan maintained primarily for the purpose of providing deferred compensation for a select group of highly compensated employees of the Company.  As such, the Plan is intended to be exempt from otherwise applicable provisions of Title I of ERISA, and any ambiguities in construction shall be resolved in favor of interpretation which will effectuate such intentions.

IN WITNESS WHEREOF, the Company has caused the Plan to be executed this 28th day of September, 1998.

PAPA JOHN’S INTERNATIONAL, INC.

By:	/s/ J. David Flanery

Title:	Vice President and Corporate Controller

Amendment No. 1

Papa John’s International, Inc.

Deferred Compensation Plan

WHEREAS, Papa John’s International, Inc. (the “Company”) adopted the Papa John’s International, Inc. Deferred Compensation Plan (the “Plan”) effective September 28, 1998; and

WHEREAS, the Company reserved the right to amend the Plan in Section 12.2 thereof; and

WHEREAS, the Company desires to amend the Plan to allow participants in the Company’s Management Incentive Plan to participate in the Plan and to allow deferrals under new plans, such as the Management Incentive Plan, after the beginning of the Plan year,

NOW, THEREFORE, BE IT:

RESOLVED that the Plan is amended, effective May 1, 2001, as follows:

1.                                      Section 2.1 is amended to read as follows:

Eligibility.  The following employee team members who are part of a select group of management or highly compensated employees within the meaning of Labor Reg. §2520.104-23 are eligible to participate in the Plan and shall hereinafter be referred to as “Eligible Employees”: (1) any team member of the Company (and of any affiliate that has been authorized by the Company to participate in the Plan as to its eligible employees) who has base salary, bonus, commissions or consulting fees (“Total Compensation”) expected to equal $80,000 or more in any 12-month period; and (2) any participant in the Papa John’s International, Inc. Management Incentive Plan.  The Plan is intended to constitute, and shall be administered to qualify as, a “top hat” plan exempt from the requirements of the Employee Retirement Income Security Act of 1974, as amended, pursuant to Labor Reg. §2520.104-23 and shall be maintained strictly for a select group of management or highly compensated employees as contemplated by said regulation.

2.                                      Section 4(b)(2)(ii) is amended to read as follows:

(ii) with respect to bonuses, for any bonus earned for the calendar year beginning on January 1 of the following calendar year; provided, however, that in the case of Newly Eligible Employees, if the election is made within 30 days of the date they became Newly Eligible Employees and before October 1, and in the case of employees who become eligible to participate in the Papa John’s International,

Inc. Management Incentive Plan, within 30 days of the date they become eligible to participate in such plan, then the election shall be effective with respect to any bonus earned for services thereafter performed.

3.                                      Section 4(b) is amended by adding a new subsection (b)(3) to read as follows:

(3)                                 Notwithstanding the foregoing, where compensation is payable after the beginning of the calendar year to the Eligible Employee pursuant to a plan that was not in effect at the time elections are to be made under Section 4.1(b)(2), a deferral election shall be effective at any time before the Eligible Employee is in constructive receipt of such compensation with respect to compensation payable after the date of such deferral election. If the deferral election is not made during the first calendar year such compensation becomes payable, deferral elections made for any subsequent calendar years shall be made in accordance with the procedures set forth in Section 4.1(b)(2).

4.                                      In all other respects, the Plan is ratified, confirmed and approved.

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CERTIFICATE OF CHAIRMAN

I, Jack A. Laughery, Chairman, Compensation Committee of the Board of Directors of Papa John’s International, Inc., certify that the foregoing Amendment No. 1 to the Papa John’s International, Inc. Deferred Compensation Plan, was adopted by the Compensation Committee on the 15th day of July, 2001.

PAPA JOHN’S INTERNATIONAL, INC.

By:	/s/ Jack A. Laughery

Jack A. Laughery, Chairman

Compensation Committee of Board of Directors

Amendment No. 2

Papa John’s International, Inc.

Deferred Compensation Plan

WHEREAS, Papa John’s International, Inc. (the “Company”) adopted the Papa John’s International, Inc. Deferred Compensation Plan (the “Plan”) effective September 28, 1998; and

WHEREAS, the Company reserved the right to amend the Plan in Section 12.2 thereof; and

WHEREAS, the Company desires to amend the Plan so that eligibility is determined in part on base salary paid to employees;

NOW, THEREFORE, BE IT:

RESOLVED that the Plan is amended, effective January 1, 2002, as follows:

1.                                      Section 2.1 is amended to read as follows:

Eligibility.  The following employee team members who are part of a select group of management or highly compensated employees within the meaning of Labor Reg. §2520.104-23 are eligible to participate in the Plan and shall hereinafter be referred to as “Eligible Employees”: (1) any team member of the Company (and of any affiliate that has been authorized by the Company to participate in the Plan as to its eligible employees) who has a base salary expected to equal $80,000 or more in any 12-month period; and (2) any participant in the Papa John’s International, Inc. Management Incentive Plan.  The Plan is intended to constitute, and shall be administered to qualify as, a “top hat” plan exempt from the requirements of the Employee Retirement Income Security Act of 1974, as amended, pursuant to Labor Reg. §2520.104-23 and shall be maintained strictly for a select group of management or highly compensated employees as contemplated by said regulation.  For purposes of Section 4, the term “Total Compensation” means an Eligible Employee’s base salary, bonuses, and commissions.

2.                                      In all other respects, the Plan is ratified, confirmed and approved.

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CERTIFICATE OF CHAIRMAN

I, Jack A. Laughery, Chairman, Compensation Committee of the Board of Directors of Papa John’s International, Inc., certify that the foregoing Amendment No. 2 to the Papa John’s International, Inc. Deferred Compensation Plan, was adopted by the Compensation Committee on the 16th day of May, 2002.

PAPA JOHN’S INTERNATIONAL, INC.

By:	/s/ Jack A. Laughery

Jack A. Laughery, Chairman

Compensation Committee of Board of Directors

Amendment No. 3

Papa John’s International, Inc.

Deferred Compensation Plan

WHEREAS, Papa John’s International, Inc. (the “Company”) adopted the Papa John’s International, Inc. Deferred Compensation Plan (the “Plan”) effective September 28, 1998; and

WHEREAS, the Company reserved the right to amend the Plan in Section 12.2 thereof; and

WHEREAS, the Company desires to amend the Plan so that the minimum annual election is prorated for newly Eligible Employees, and so that participants may make quarterly changes to their annual election,

NOW, THEREFORE, BE IT:

RESOLVED that the Plan is amended and restated, effective January 1, 2003, as follows:

1.                                      Section 4.1(a) is amended to read as follows:

Except as otherwise provided herein, each Eligible Employee may elect in writing, in the manner and on the form (“Election Form”) prescribed by the Committee, to defer payment of all or any part of the Total Compensation which would otherwise be paid to such Eligible Employee by the Company for services rendered.  Notwithstanding the foregoing, no deferral election may reduce a Participant’s compensation from the Company to an amount less than the sum of (i) the applicable employment taxes payable by the Participant with respect to the amount deferred, (ii) withholding from compensation required under the Company’s other benefit plans, and (iii) the income taxes which the Company is required to withhold on the Participant’s taxable compensation.  Furthermore, the minimum amount which may be deferred in any Plan Year (as hereinafter defined) is $5,000, except for a Newly Eligible Employee, the minimum deferral will be prorated as follows: (i) if first eligible during the first quarter of the Plan Year, the minimum deferral is $5,000, (ii) if first eligible during the second quarter of the Plan Year, the minimum deferral is $3,750, (iii) if first eligible during the third quarter of the Plan Year, the minimum deferral is $2,500, and (iv) if first eligible during the fourth quarter of the Plan Year, the minimum deferral is $1,250.  All amounts deferred in accordance with the provisions of this Section 4.1(a), together with the net earnings resulting from the deemed investment of such deferred amounts, shall be fully vested except as otherwise provided in Section 7.4.

2.                                      Section 4.1(b) is amended to strike “Deferral elections with respect to commissions and bonuses are irrevocable for the Plan Year for which made” from the final paragraph thereof.

3.                                      Section 4.1(c) is amended and restated to read as follows:

If a Participant desires to change (as opposed to terminate) any deferral election, they may do so by the filing of a new Election Form with the Committee. Such election shall be effective as of the first full payroll period worked beginning in the following calendar quarter if filed on or before the 15th day of the previous calendar quarter.

4.  Section 4.1(d) is amended to read as follows:

A Participant may terminate their deferral election with respect to salary or bonus at any time by giving written notice thereof to the Committee.  Such termination shall be effective with respect to the first payroll period beginning after receipt of the termination notice by the Committee.  If a Participant has elected to terminate their deferral election with respect to salary or bonus, the Eligible Employee may not again have salary or bonus deferred until the following Plan Year.

5.                                      In all other respects, the Plan is ratified, confirmed and approved.

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CERTIFICATE OF CHAIRMAN

I, Jack A. Laughery, Chairman, Compensation Committee of the Board of Directors of Papa John’s International, Inc., certify that the foregoing Amendment No. 3 to the Papa John’s International, Inc. Deferred Compensation Plan, was adopted by the Compensation Committee on the 1st day of October, 2002.

PAPA JOHN’S INTERNATIONAL, INC.

By:	/s/ Jack A. Laughery

Jack A. Laughery, Chairman

Compensation Committee of Board of Directors